                                                                    Exhibit 10.1


                                                                  EXECUTION COPY


                                CREDIT AGREEMENT


                            DATED AS OF JULY 29, 1999


                                      AMONG


                                   CYRK, INC.,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               AS ISSUING LENDER,

                                       AND

                       WELLS FARGO HSBC TRADE BANK, N.A.,
                             AS ADMINISTRATIVE AGENT

                                   CYRK, INC.

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS


                                                                                                      PAGE
                                                                                                      ----

Section 1.       DEFINITIONS...........................................................................2

       1.1       Certain Defined Terms.................................................................2

       1.2       Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement...16

       1.3       Other Definitional Provisions and Rules of Construction..............................16

Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................17

       2.1       Commitments; Making of Loans; Notes..................................................17

       2.2       Interest on the Loans................................................................19

       2.3       Nonutilization Fees..................................................................22

       2.4       General Provisions Regarding Payments; Application of Proceeds of Collateral.........22

       2.5       Use of Proceeds......................................................................25

       2.6       Special Provisions Governing LIBOR Loans.............................................25

       2.7       Increased Costs; Taxes; Capital Adequacy.............................................27

       2.8       Obligation of Lenders and Issuing Lender to Mitigate.................................31

Section 3.       DOCUMENTARY CREDITS AND LOANS AGAINST IMPORTS........................................32

       3.1       Issuance of Documentary Credits and Lenders' Purchase of Participations Therein......32

       3.2       Documentary Credit Fees..............................................................34

       3.3       Drawings and Reimbursement of Amounts Paid Under Documentary Credits.................35

       3.4       Obligations Absolute.................................................................38

       3.5       Indemnification; Nature of Issuing Lenders' Duties...................................39

Section 4.       CONDITIONS TO LOANS AGAINST IMPORTS AND DOCUMENTARY CREDITS..........................40

       4.1       Conditions to Effectiveness of Agreement.............................................40


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
       4.2       Conditions to All Loans Against Imports..............................................42

       4.3       Conditions to Documentary Credits....................................................43

Section 5.       COMPANY'S REPRESENTATIONS AND WARRANTIES.............................................44

       5.1       Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........44

       5.2       Authorization of Borrowing, etc......................................................45

       5.3       Financial Condition..................................................................45

       5.4       No Material Adverse Change; No Restricted Junior Payments............................46

       5.5       Title to Properties; Liens...........................................................46

       5.6       Litigation; Adverse Facts............................................................46

       5.7       Payment of Taxes.....................................................................47

       5.8       Performance of Agreements; Material Contracts........................................47

       5.9       Governmental Regulation..............................................................47

       5.10      Securities Activities................................................................47

       5.11      Employee Benefit Plans...............................................................48

       5.12      Employee Matters.....................................................................48

       5.13      Solvency.............................................................................48

       5.14      Matters Relating to Collateral.......................................................48

       5.15      Disclosure...........................................................................49

Section 6.       COMPANY'S AFFIRMATIVE COVENANTS......................................................49

       6.1       Financial Statements and Other Reports...............................................50

       6.2       Corporate Existence, etc.............................................................53

       6.3       Payment of Taxes and Claims; Tax Consolidation.......................................53

       6.4       Maintenance of Properties; Insurance.................................................53

       6.5       Inspection Rights; Lender Meeting; Audits of Collateral..............................54

       6.6       Compliance with Laws, etc............................................................55

       6.7       Year 2000 Compliance.................................................................55

Section 7.       COMPANY'S NEGATIVE COVENANTS.........................................................55

       7.1       Indebtedness.........................................................................55

       7.2       Liens and Related Matters............................................................56

       7.3       Restriction on Extraordinary Events..................................................57


                                       ii

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
       7.4       Contingent Obligations...............................................................57

       7.5       Financial Covenants..................................................................58

       7.6       Restriction on Fundamental Changes; Asset Sales......................................58

       7.7       Sale or Discount of Receivables......................................................59

       7.8       Transactions with Shareholders and Affiliates........................................59

       7.9       Disposal of Subsidiary Stock.........................................................59

       7.10      Conduct of Business..................................................................60

       7.11      Fiscal Year..........................................................................60

Section 8.       EVENTS OF DEFAULT....................................................................60

       8.1       Failure to Make Payments When Due....................................................60

       8.2       Default in Other Agreements..........................................................60

       8.3       Breach of Certain Covenants..........................................................61

       8.4       Breach of Warranty...................................................................61

       8.5       Other Defaults Under Loan Documents..................................................61

       8.6       Involuntary Bankruptcy; Appointment of Receiver, etc.................................61

       8.7       Voluntary Bankruptcy; Appointment of Receiver, etc...................................61

       8.8       Judgments and Attachments............................................................62

       8.9       Dissolution..........................................................................62

       8.11      Material Adverse Effect..............................................................62

       8.12      Failure of Security; Repudiation of Obligations......................................62

       8.13      Change in Control....................................................................63

Section 9.       ADMINISTRATIVE AGENT.................................................................64

       9.1       Appointment..........................................................................64

       9.2       Powers and Duties; General Immunity..................................................65

       9.3       Representations and Warranties; No Responsibility For Appraisal of Creditworthiness..66

       9.4       Right to Indemnity...................................................................67

       9.5       Successor Administrative Agent.......................................................67

       9.6       Collateral Documents.................................................................67

Section 10.      MISCELLANEOUS........................................................................68


                                      iii

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
       10.1      Assignments and Participations in Loans Against Imports and Documentary Credits......68

       10.2      Expenses.............................................................................71

       10.3      Indemnity............................................................................71

       10.4      Set-Off..............................................................................72

       10.5      Ratable Sharing......................................................................72

       10.6      Amendments and Waivers...............................................................73

       10.7      Independence of Covenants............................................................74

       10.8      Notices..............................................................................74

       10.9      Survival of Representations, Warranties and Agreements...............................74

       10.10     Failure or Indulgence Not Waiver; Remedies Cumulative................................75

       10.11     Marshalling; Payments Set Aside......................................................75
       10.12     Severability.........................................................................75

       10.13     Obligations Several; Independent Nature of Lenders' Rights...........................75

       10.14     Headings.............................................................................75

       10.15     Applicable Law.......................................................................76

       10.16     Successors and Assigns...............................................................76

       10.17     Consent to Jurisdiction and Service of Process.......................................76

       10.18     Waiver of Jury Trial.................................................................76

       10.19     Confidentiality......................................................................77

       10.20     Counterparts; Effectiveness..........................................................77

       10.21     Arbitration..........................................................................78

       Signature pages     ...........................................................................S-1


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                                    EXHIBITS


I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF NOTICE OF ISSUANCE OF DOCUMENTARY CREDIT
IV                FORM OF LETTER OF CREDIT APPLICATION
V                 FORM OF NOTE
VI                FORM OF COMPLIANCE CERTIFICATE
VII               FORM OF CERTIFICATE RE NON-BANK STATUS
VIII              FORM OF OPINION OF CHOATE, HALL & STEWART
IX                FORM OF OPINION OF O'MELVENY & MYERS LLP
X                 FORM OF ASSIGNMENT AGREEMENT
XI                FORM OF COMPANY SECURITY AGREEMENT

                                    SCHEDULES


2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1      SUBSIDIARIES OF COMPANY
5.5      PROPERTIES
5.6      LITIGATION
5.8      MATERIAL CONTRACTS

                                   CYRK, INC.

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT (this "AGREEMENT") is dated as of July 29, 1999, and entered into by and among CYRK, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender, and WELLS FARGO HSBC TRADE BANK, N.A. (the "TRADE BANK"), as and as agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

         WHEREAS, the Trade Bank, as successor-in-interest to the Hong Kong and Shanghai Banking Corporation Limited ("HSBC"), and Company are parties to that certain Revolving Credit Agreement, dated as of December 1, 1993, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of January 12, 1994, Amendment Number Two to Revolving Credit Agreement dated as of May 16, 1994, Amendment Number Three to Revolving Credit Agreement dated as of January 25, 1996, Amendment Number Four to Revolving Credit Agreement dated as of January 11, 1999, Amendment Number Five to Revolving Credit Agreement dated as of February 4, 1999, Amendment Number Six to Revolving Credit Agreement dated as of March 31, 1999, Amendment Number Seven to Revolving Credit Agreement dated as of May 14, 1999 and Amendment Number Eight to Revolving Credit Agreement dated as of June 30, 1999 (the "EXISTING CREDIT AGREEMENT"); and

         WHEREAS, all obligations under the Existing Credit Agreement are secured by a first priority Lien on all personal property of Company under that certain Security Agreement dated as of December 1, 1993 between Company and the Trade Bank; and

         WHEREAS, the Trade Bank and the other Lenders have agreed to extend certain credit facilities and to issue certain standby documentary credits to Company for working capital and other general corporate purposes; and

         WHEREAS, HSBC has agreed, pursuant to that certain Participation Agreement to be dated on or about July 29, 1999 (the "PARTICIPATION AGREEMENT"), by and between HSBC and the Trade Bank, to issue certain commercial documentary credits to Company under its Asian Documentary Credits Issuance Program ("ADCIP"); and

         WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Lenders a first priority Lien on its personal property;

         WHEREAS, coincident with the execution of this Agreement, the Existing Credit Agreement and all other Documents (as defined in the Existing Credit Agreement) will be terminated except for any existing liens granted to the Trade Bank certain of which will be terminated by separate filings and all loans thereunder (except outstanding documentary credits and loans against imports having a maturity date after the date of this Agreement) will be repaid by Company.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Administrative Agent agree as follows:

SECTION 1.  DEFINITIONS

1.1      CERTAIN DEFINED TERMS

         The following terms used in this Agreement shall have the following meanings:

         "AAA" has the meaning assigned to that term in subsection 10.21B.

         "ACCOUNT" means any present or future right to payment for goods sold or leased or for services rendered, whether due or to become due, whether now existing or hereafter arising.

         "ADCIP" has the meaning assigned to that term in the Recitals.

         "ADCIP COMMERCIAL DOCUMENTARY CREDIT" means a commercial letter of credit issued by HSBC under ADCIP.

         "ADJUSTED LIBO RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the quotations, if any, offered by first class banks in the London interbank market to Wells Fargo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the requested LIBOR Loan of the Trade Bank for which the Adjusted LIBO Rate is then being determined (which principal amount shall be deemed to be equal to the principal amount of such LIBOR Loan in the event the Trade Bank is not making, converting to or continuing such a LIBOR Loan) with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

         "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT X annexed hereto.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the rate that Wells Fargo most recently announced at its principal office in San Francisco as its prime lending rate, as in effect from time to time, it being understood that the prime lending rate of Wells Fargo is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Base Rate will be effective on the day Wells Fargo announces the change in its prime lending rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

         "BASE RATE LOANS" means Loans Against Imports bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and Massachusetts or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBO Rate or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the rating of "Aa" or "AA", respectively, from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having capital and surplus and undivided profits aggregating not less than $100,000,000; and (v) shares of any money market mutual fund that has the rating of "Aa" or "AA", respectively, from either S&P or Moody's.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT VII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

         "CLOSING DATE" means July 23, 1999.

         "COLLATERAL" means, collectively, all of the personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL DOCUMENTS" means the Company Security Agreement and all other instruments or documents delivered by Company pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent a Lien on any real, personal or mixed property of Company as security for the Obligations.

         "COMMERCIAL DOCUMENTARY CREDIT" means any letter of credit or similar instrument issued hereunder pursuant to subsection 3.1A for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods, or services by Company or its Subsidiaries in the ordinary course of business.

         "COMMERCIAL DOCUMENTARY CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Commercial Documentary Credits then outstanding PLUS (ii) the aggregate amount of all drawings under Commercial Documentary Credits honored by the Issuing Lender and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Loans Against Imports pursuant to subsection 3.3B).

         "COMMERCIAL REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

         "COMMITMENT" means the commitment of each Lender to make Loans Against Imports as set forth in subsection 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "COMMITMENT TERMINATION DATE" means July 31 2000.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

         "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company and Administrative Agent on the Closing Date, in the form of EXHIBIT XI annexed hereto.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries (other than Unrestricted Subsidiaries) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "CONSOLIDATED TANGIBLE NET WORTH" means, as at any date of determination, the sum of the Capital Stock and additional paid-in capital PLUS retained earnings (or minus accumulated deficits) of Company and its Subsidiaries (other than Unrestricted Subsidiaries) MINUS (i) Investments in Subsidiaries by Company and (ii) intangible assets, all of the foregoing determined on a consolidated basis (other than Unrestricted Subsidiaries) determined in conformity with GAAP.

         "CONSOLIDATED TOTAL DEBT" means, at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with GAAP.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CURRENT ASSETS" means, as at any date of determination, the total assets of Company on an unconsolidated basis which may properly be classified as current assets in conformity with GAAP other than the aggregate amount of all obligations owing to Company from any director, officer, partner, stockholder, employee or Affiliate of Company or any of its Subsidiaries.

         "CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company on an unconsolidated basis which may properly be classified as current liabilities in conformity with GAAP.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DISPUTE" has the meaning assigned to that term in subsection 10.21A.

         "DOCUMENTARY CREDITS" means Commercial Documentary Credits and Standby Documentary Credits issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1A.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States of America or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that such bank has Tier 1 capital of not less than $100,000,000 and either (x) such bank is acting through a branch or agency located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an institutional "accredited investor" (as defined in Regulation D under the Securities Act) which makes loans in the ordinary course of its business and total assets of at least $250,000,000 and a positive tangible net worth or (ii) any Lender and any Affiliate of any Lender; PROVIDED that no Affiliate of Company and no Person principally engaged in the business engaged in by Company and its Subsidiaries on the Closing Date shall be an Eligible Assignee.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212
(c) of ERISA;

(vii) the withdrawal of Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041 A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan(or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXISTING DOCUMENTARY CREDITS" means all documentary credits made under the Existing Credit Agreement which are outstanding as of the Closing Date.

         "EXISTING LOANS AGAINST IMPORTS" means all loans against imports made under the Existing Credit Agreement which have a maturity date after the Closing Date.

         "EXTRAORDINARY EVENT" means any of the following events:

               (i) the acquisition by purchase or otherwise of all or substantially all of the business, property or fixed assets of, or stock of other evidence of beneficial ownership of, any Person or any division or line of business of any Person;

               (ii) the making, directly or indirectly, of any Investment in any Person, including any Joint Venture;

               (iii) the declaration, order, payment, making or setting apart, directly or indirectly, of any sum for any Restricted Junior Payment;

               (iv) the discharge, payment or settlement of any pending claim, money judgment, writ or warrant of attachment; and

               (v) the payment of any severance, bonus or other non-salary compensation to any director, officer, employee or consultant of Company or any of its Subsidiaries.

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (except Permitted Encumbrances) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at 525 Market Street, 25th Floor, San Francisco, California 94105 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL ACTS" has the meaning assigned to that term in subsection 3.5A.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "HSBC" has the meaning assigned to that term in the Recitals to this Agreement.

         "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Swap Agreements constitute (x) in the case of Swap Agreements designed to hedge against fluctuations in interest rates or currency values, Contingent Obligations, and (y) in all other cases, Investments, and in neither case constitute Indebtedness. Obligations under any lease of any property (whether real, personal or mixed) that is not a Capital Lease do not constitute Indebtedness of any Person unless such obligations are secured by a Lien on property or assets owned or held by that Person.

         "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

         "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

         "INTEREST PAYMENT DATE" means with respect to any Loan Against Imports the first Business Day of each month, commencing on the first such date to occur after the Closing Date.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company is a party.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Swap Agreements not designed to hedge against fluctuations in interest rates or currency values. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "ISSUING LENDER" means, with respect to the Existing Letters of Credit, the Trade Bank and, with respect to all other Documentary Credits, Wells Fargo Bank.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LAI MATURITY DATE" has the meaning assigned to that term in subsection 2.1B.

         "LAI REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 2.1B.

         "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

         "LIBOR LOANS" means Loans Against Imports bearing interest at rates determined by reference to the Adjusted LIBO Rate as provided in subsection 2.2A.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Standby Documentary Credits (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of the Issuing Lender relating to, the Standby Documentary Credits) and the Collateral Documents.

         "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Commitments, the aggregate principal amount of the Loans Against Imports of that Lender and (ii) after the termination of the Commitments, the sum of (a) the aggregate principal amount of the Loans Against Imports of that Lender PLUS (b) in the event that Lender is the Issuing Lender, the aggregate Standby Documentary Credit Usage in respect of all Standby Documentary Credits issued by that Lender (in each case net of any participations purchased by other Lenders in such Standby Documentary Credits or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Standby Documentary Credits or any unreimbursed drawings under any Standby Documentary Credit.

         "LOANS AGAINST IMPORTS" means the loans made by Lenders to Company pursuant to subsection 2.1B.

         "MAJOR SUBSIDIARY" means each of Tonkin, Simon Marketing, Cyrk Europe Limited, a corporation established under the laws of England and Wales, Cyrk (H.K.) Limited, a Hong Kong corporation, and Cyrk Acquisition Corp., a Delaware corporation.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its

Major Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of Company to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

         "MIDLAND STANDBY DOCUMENTARY CREDIT" means any Standby Documentary Credit issued pursuant to subsection 3.1A where Midland Bank PLC is the named beneficiary in the Notice of Issuance of Standby Documentary Credit for such Standby Documentary Credit.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Commitments and Loans Against Imports of any Lenders, in each case substantially in the form of EXHIBIT V annexed hereto.

         "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto.

         "NOTICE OF ISSUANCE OF DOCUMENTARY CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto.

         "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Documentary Credits, fees, expenses, indemnification or otherwise.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer.

         "PARTICIPATION AGREEMENT" has the meaning assigned to that term in the Recitals.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by

ERISA, and any such Lien expressly prohibited by any applicable terms of any Collateral Document):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral on account of such Lien;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8; and

               (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by DIVIDING (i) the Loan Exposure of that Lender BY (ii) the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

         "PROCEEDINGS" has the meaning assigned to that term in subsection 6.1(vii).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders.

         "RESPONSIBLE OFFICER" means the President, the Chief Executive Officer, the Chief Financial Officer or the Director of Treasury.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness of Company or its Subsidiaries subordinated in right of payment to the Obligations.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SIMON MARKETING" means Simon Marketing, Inc., a Delaware corporation, and each of its wholly-owned Subsidiaries, collectively.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STANDBY DOCUMENTARY CREDIT" means any standby letter of credit or similar instrument issued pursuant to subsection 3.1A for the purpose of supporting performance, payment, deposit or surety obligations of Company or any of its Subsidiaries in the ordinary course of Company's or such Subsidiary's business, including any Midland Standby Documentary Credit; PROVIDED that Standby Documentary Credits issued for a purpose other than supporting workers' compensation obligations or the performance of Company or a Subsidiary under a lease may not be issued for the purpose of supporting (i) trade payables or (ii) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

         "STANDBY DOCUMENTARY CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Standby Documentary Credits then outstanding PLUS (ii) the aggregate amount of all drawings under Standby Documentary Credits honored by the Issuing Lender and not theretofore reimbursed by Company.

         "STANDBY REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3C.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

         "SWAP AGREEMENT" means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement or a foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

         "TONKIN" means Tonkin, Inc., a Delaware corporation.

         "TONKIN GUARANTEE" has all the meaning assigned to that term in subsection 5.13.

         "TOTAL UTILIZATION" means, as at any date of determination, the sum of
(i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all ADCIP Commercial Documentary Credits then outstanding PLUS (ii) the aggregate amount of all drawings under ADCIP honored by HSBC and not therefore reimbursed by Company (including any such reimbursement out of the proceeds of Loans Against Imports pursuant to subsection 2.1B) PLUS (iii) the aggregate principal amount of all outstanding Loans Against Imports PLUS (iv) the Commercial Documentary Credit Usage PLUS (v) the Standby Documentary Credit Usage.

         "TRADE BANK" has the meaning assigned to that term in the introduction to this Agreement.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "UNRESTRICTED SUBSIDIARIES" means Tonkin and Simon Marketing.

         "WELLS FARGO" means Wells Fargo Bank, National Association.

         "WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Current Assets over Current Liabilities.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and
(viii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall be construed to mean "including, without limitation."

     D. References to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications thereto, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of any Loan Document.

     E. References to any Person include that Person's successors and permitted assigns.

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; NOTES.

A.   COMMITMENTS.

          (i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans Against Imports permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments under the conditions set forth in subsection 2.1B. The original amount of each Lender's Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Commitments is $50,000,000; provided that the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 10.1B. Each Lender's Commitment shall expire on the Commitment Termination Date and all Loans Against Imports and all other amounts owed hereunder with respect to the Loans Against Imports and the Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Commitment Termination Date.

          (ii) Anything contained in this Agreement to the contrary notwithstanding, the Loans Against Imports and the Commitments shall be subject to the limitation that the Total Utilization shall not exceed $50,000,000.

     B.  BORROWING MECHANICS FOR LOANS AGAINST IMPORTS.

     In the event that HSBC or the Issuing Lender notifies Company and Administrative Agent that it has determined to honor a drawing under an ADCIP Commercial Documentary Credit or a Commercial Documentary Credit, (i) Company shall have the right, on the date of such notice from HSBC or the Issuing Lender, as the case may be, to give notice to Administrative Agent requesting Lenders to make Loans Against Imports that are Base Rate Loans or LIBOR Loans on the date such drawing is honored (the "LAI REIMBURSEMENT DATE") or the succeeding Business Day for a period, specified by Company in the Notice of Borrowing, not to exceed 90 days from the Funding Date (the last day of such period being the "LAI

MATURITY DATE") in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the LAI Reimbursement Date or the succeeding Business Day, make Loans Against Imports that are Base Rate Loans or LIBOR Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse HSBC or the Issuing Lender, as the case may be, for the amount of such honored drawing. Whenever Company exercises its right under this subsection 2.1B to request that Lenders make Loans Against Imports it shall (i) either (a) deliver to Administrative Agent a Notice of Borrowing or (b) give Administrative Agent telephonic notice of any proposed borrowing, in either case no later than 10:00 A.M. (San Francisco time) on the proposed Funding Date and (ii) if Company elects to give telephonic notice of any proposed borrowing, deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (San Francisco time) one Business Day after the Funding Date.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans Against Imports by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Administrative Agent prior to the funding of any Loans Against Imports in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans Against Imports shall, unless such notice is given by Company, constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         On the Closing Date, all Existing Loans Against Imports shall be deemed to have been made under this Agreement. The LAI Maturity Date for such Existing Loans Against Imports shall, subject to subsection 2.2B, be the existing maturity date for such Existing Loans Against Imports and each of the Existing Loans Against Imports shall continue to bear interest at the same interest rate now borne by such Existing Loans Against Imports.

         C. DISBURSEMENT OF FUNDS. All Loans Against Imports under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan Against Imports requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan Against Imports requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan Against Imports available to Administrative Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (San Francisco time) on the first Business Day after the applicable Funding Date. Upon satisfaction or waiver of the conditions precedent specified in subsections

4.1 (in the case of Loans Against Imports made on the Closing Date) and 4.2 (in the case of all Loans Against Imports), Administrative Agent shall make the proceeds of such Loans Against Imports available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans Against Imports received by Administrative Agent from Lenders to be applied to reimburse HSBC or the Issuing Lender, as applicable.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans Against Imports that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan Against Imports requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for the applicable Loan Against Imports. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D. NOTES. Company shall execute and deliver to each Lender (or to Administrative Agent for that Lender) on the Closing Date a Note substantially in the form of EXHIBIT V annexed hereto to evidence that Lender's Loans Against Imports, in the principal amount of that Lender's Commitment and with other appropriate insertions.

         Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

         E. AUTHORIZED OFFICERS. The President, Chief Financial Officer, Controller and Director of Treasury of Company shall be the only officers authorized to deliver written or telephonic notice pursuant to this Section 2.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan Against Imports shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBO Rate. The applicable basis for determining the initial rate of interest with respect to any Loan Against Imports shall be selected by Company initially at the time Company gives notice with respect to such Loan Against Imports pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan Against Imports may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan Against Imports is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan Against Imports shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the Loans Against Imports shall bear interest so long as the same shall remain outstanding as follows:

               (i) if a Base Rate Loan, then at the Base Rate; or

               (ii) if a LIBOR Loan, then at the sum of the Adjusted LIBO Rate plus 1.75% per annum.

         B. INTEREST PERIODS. In connection with each LIBOR Loan, Company may, pursuant to its notice pursuant to SECTION 2.1B or pursuant to a Notice of Conversion/Continuation, select an interest period (each an "INTEREST PERIOD") to be applicable to such LIBOR Loan, which Interest Period shall be, at Company's option, either a thirty, forty-five, sixty or ninety day period; provided that:

               (i) the initial Interest Period for any LIBOR Loan shall commence on the date specified in the applicable Notice of Conversion/Continuation;

               (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period shall extend beyond the LAI Maturity Date of the applicable Loan;

               (vi) no Interest Period with respect to any portion of the Loans Against Imports shall extend beyond the Commitment Termination Date; and

               (vii) in the event Company fails to specify an Interest Period for any LIBOR Loan in the Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of thirty days.

          C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan Against Imports shall be payable in arrears on and to each Interest Payment Date applicable to that Loan Against Imports, upon any prepayment of that Loan Against Imports (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

          D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans Against Imports equal to $1,000,000 and integral multiples of $500,000 in excess of that amount (or such amount of Loans Against Imports of the type converted as is then outstanding) from Loans Against Imports bearing interest at a rate determined by reference to one basis to Loans Against Imports bearing interest at a rate determined by reference to an alternative basis or
(ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Loan; provided, however, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (San Francisco time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans Against Imports in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

          E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans Against Imports, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 3% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans Against Imports (or, in the case of any such fees and other amounts, at a rate which is 3% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 3% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

          F. COMPUTATION OF INTEREST. Interest on the Loans Against Imports shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan Against Imports, the date of the making of such Loan Against Imports or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan Against Imports or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a Loan Against Imports is repaid on the same day on which it is made, one day's interest shall be paid on that Loan Against Imports.

2.3       FEES.

          Company agrees to pay to Administrative Agent on the Closing Date a nonrefundable facility fee in the amount of $125,000.

2.4       GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF
COLLATERAL.

          A. SCHEDULED PAYMENTS OF LOANS AGAINST IMPORTS.

          Company shall repay each Loan Against Imports on the LAI Maturity Date of such Loan Against Imports.

          B. PREPAYMENTS OF COMMITMENT.

               (i) VOLUNTARY PREPAYMENTS. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (San Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans Against Imports on any Business Day in whole or in part. Notice of prepayment having been given as aforesaid, the principal amount of the Loans Against Imports specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice.

               (iii) MANDATORY PREPAYMENTS. Company shall from time to time prepay the Loans Against Imports to the extent necessary so that the Total Utilization shall not at any time exceed $50,000,000.

               (iv) APPLICATION OF PREPAYMENTS.

                    (a) APPLICATION OF VOLUNTARY AND MANDATORY PREPAYMENTS BY
               TYPE OF LOANS. Any voluntary prepayment pursuant to subsection 2.4B(i) and any mandatory prepayment pursuant to subsection 2.4B(iii) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify how any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Loans Against Imports to the full extent thereof, second, if an Event of Default has occurred and is continuing, to cash collateralize the Standby Documentary Credits to the full extent thereof pursuant to the terms of the Company Security Agreement and third to Company.

                    (b) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND LIBOR
               LOANS. Considering Loans Against Imports being prepaid separately, any prepayment thereof shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify how any such prepayment shall be applied, such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

          C. GENERAL PROVISIONS REGARDING PAYMENTS.

               (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaims, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (San Francisco time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

               (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan Against Imports shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan Against Imports on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

               (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Loans Against Imports to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

               (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans Against Imports evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan Against Imports made under such Note shall not increase, limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan Against Imports or any payments of principal or interest on such Note.

          D. APPLICATION OF PROCEEDS OF COLLATERAL.

          All proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (i) to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Documents, all in accordance with the terms of this Agreement and such Collateral Document;

               (ii) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

               (iii) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5       USE OF PROCEEDS.

          A. LOANS AGAINST IMPORTS. The Loans Against Imports shall be used by Company to finance its obligation to reimburse the Issuing Lender for drawings under ADCIP Commercial Documentary Credits and Commercial Documentary Credits.

          B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6       SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (San Francisco time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans Against Imports on the basis provided for in the definition of Adjusted LIBO Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans Against Imports may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans Against Imports in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, in each case as a result of events occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans Against Imports as, or to convert Loans Against Imports to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender,
(b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, the Affected Lender shall convert such Loan Against Imports to a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to maintain Loans Against Imports as, or to convert Loans Against Imports to, LIBOR Loans in accordance with the terms of this Agreement.

          D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Company, or
(iv) as a consequence of any other default by Company in the repayment of its LIBOR Loans when required by the terms of this Agreement.

          E. BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBO Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

          G. LIBOR LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan Against Imports maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan Against Imports and (ii) subject to the provisions of subsection 2.6D, any Notice of Conversion/Continuation given by Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7       INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

          A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of, and without duplication of amounts payable under, subsections 2.7B and C (which shall be controlling with respect to the matters covered thereby), and the definition of "Adjusted LIBO Rate" in the event that the Issuing Lender or any Lender shall reasonably determine that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by the Issuing Lender or any Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects the Issuing Lender or any Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of the Issuing Lender or any Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending or letter of credit office) of principal, interest, fees or any other amount payable hereunder or with respect to the issuing or maintaining of any Standby Documentary Credit or the purchasing or maintaining of any participation therein;

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Adjusted LIBO
          Rate) or in respect of any Standby Documentary Credit issued by the Issuing Lender or participations therein purchased by any Lender; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting the Issuing Lender or any Lender (or its applicable lending or letter of credit office), its obligations hereunder, the London interbank market, agreeing to issue, issuing or maintaining any Standby Documentary Credit or agreeing to purchase, purchasing or maintaining any participation therein;

and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Lender of its (x) agreeing to make, making or maintaining Loans Against Imports hereunder, (y) agreeing to issue, issuing or maintaining any Standby Documentary Credit or (z) agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any such case, Company shall promptly pay to the Issuing Lender or any Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (including in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Issuing Lender or such Lender in its sole discretion shall determine) as may be necessary to compensate the Issuing Lender or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. The Issuing Lender or such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to the Issuing Lender or such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          B. WITHHOLDING OF TAXES.

               (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                    (a) Company shall notify Administrative Agent of any such
               requirement or any change in any such requirement as soon as Company becomes aware of it;

                    (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                    (c) the sum payable by Company in respect of which the
               relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (d) within 30 days after paying any sum from which it is
               required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

               (a) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender) listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

          C. CAPITAL ADEQUACY ADJUSTMENT. Without duplication of any amounts payable under Section 2.7A and the definition of "Adjusted LIBO Rate", if any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans Against Imports or Commitments or Documentary Credits or participations therein or other obligations hereunder with respect to the Loans or the Documentary Credits to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which calculation shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

         Each Lender and the Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or the Issuing Lender responsible for administering the Loans Against Imports or Documentary Credits of such Lender or the Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or the Issuing Lender to become an Affected Lender or that would entitle such Lender or the Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or the Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) make, issue, fund or maintain the Commitments of such Lender or the Issuing Lender or the affected Loans Against Imports or Documentary Credits of such Lender or the Issuing Lender through another lending or letter of credit office of such Lender or the Issuing Lender, or (ii) take such other reasonable measures as may result in the circumstances which would cause such Lender to be an Affected Lender ceasing to exist or a material reduction in the additional amounts which would otherwise be required to be paid to such Lender or the Issuing Lender pursuant to subsection
2.7 or subsection 3.6 and if, as determined by such Lender or the Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans Against Imports or Documentary Credits through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans Against Imports or Standby Documentary Credits or the interests of such Lender or the Issuing Lender; PROVIDED that such Lender or the Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or the Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or the Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

SECTION 3.  DOCUMENTARY CREDITS AND LOANS AGAINST IMPORTS

3.1 ISSUANCE OF DOCUMENTARY CREDITS AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

         A. DOCUMENTARY CREDITS. In addition to Company requesting that Lenders make Loans Against Imports pursuant to subsection 2.1B, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, that the Issuing Lender issue Documentary Credits in Dollars for the account of Company for the purposes specified in the definition of Commercial Documentary Credits and Standby Documentary Credits. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, upon such request the Issuing Lender shall issue such Documentary Credits in accordance with the provisions of this subsection 3.1; provided that the Issuing Lender shall not be required to issue):

               (i) any Standby Documentary Credit if, after giving effect to such issuance, the Standby Documentary Credit Usage in respect of Standby Documentary Credits (other than Midland Standby Documentary Credits) would exceed $1,000,000;

               (ii) any Midland Standby Documentary Credit if, after giving effect to such issuance, the Standby Documentary Credit Usage in respect of Midland Standby Documentary Credits would exceed $2,650,000;

               (iii) any Documentary Credit if, after giving effect to such issuance, the Total Utilization would exceed $50,000,000;

               (iv) any Commercial Documentary Credit having an expiration date later than the date which is 120 days from the date of issuance from such Commercial Documentary Credit;

               (v) any Standby Documentary Credit having an expiration date later than the date which is 364 days from the date of issuance of such Standby Documentary Credit; provided that the immediately preceding clause shall not prevent the Issuing Lender from agreeing that a Standby Documentary Credit will automatically be extended for one or more successive periods not to exceed 364 days each unless Company notified the Issuing Lender of cancellation of such Standby Documentary Credit at least 30 days before the original expiration date; provided, further that the Issuing Lender shall elect not to extend such Standby Documentary Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time the Issuing Lender must elect whether or not to allow such extension; or

               (vi) any Midland Standby Documentary Credit after ADCIP is implemented.

          B. MECHANICS OF ISSUANCE.

               (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Documentary Credit, it shall deliver to Administrative Agent a Notice of Issuance of Documentary Credit substantially in the form of
          EXHIBIT III annexed hereto no later than 12:00 Noon (San Francisco time) at least three Business Days, or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Documentary Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Documentary Credit is to be a Commercial Documentary Credit, a Standby Documentary Credit or a Midland Standby Documentary Credit, (c) the face amount of the Documentary Credit, (d) the expiration date of the Documentary Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Documentary Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Documentary Credit, would require the Issuing Lender to make payment under the Documentary Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed

          Documentary Credit or any such documents; and provided, further that no Documentary Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

               Company shall notify Administrative Agent prior to the issuance of any Documentary Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Documentary Credit is no longer true and correct as of the proposed date of issuance of such Documentary Credit, and upon the issuance of any Documentary Credit Company shall (unless Company has so notified Administrative Agent) be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Documentary Credit.

               On the Closing Date, all Existing Documentary Credits shall be deemed to have been made under this Agreement. The expiration date for such Existing Documentary Credits shall be the existing expiration date for such Existing Documentary Credits.

               (ii) ISSUANCE OF DOCUMENTARY CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Documentary Credit on the date of issuance set forth in the applicable Notice of Issuance in accordance with the Issuing Lender's standard operating procedures.

               (iii) NOTIFICATION TO LENDERS. Upon the issuance of any Documentary Credit, the Issuing Lender shall notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Documentary Credit, and of the amount of such Lender's respective participation in such Documentary Credit, determined in accordance with subsection 3.1C.

          C. LENDERS' PURCHASE OF PARTICIPATIONS IN DOCUMENTARY CREDITS. Immediately upon the issuance of each Documentary Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Documentary Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

          D. AUTHORIZED OFFICERS. The President, the Chief Financial Officer, the Controller and the Director of Treasury of Company shall be the only officers authorized to deliver written or telephonic notice pursuant to this
Section 3.

3.2       DOCUMENTARY CREDIT FEES.

               Company agrees to pay the following amounts with respect to Documentary Credits issued hereunder:

               (i) with respect to each Commercial Documentary Credit,

                    (a) a letter of credit fee, payable to Administrative Agent for the account of the Issuing Lender, equal to the greater of
               (1) 1/32% per 120 days of the face amount of such Commercial Documentary Credit calculated for the period commencing on the date of such Commercial Documentary Credit and ending on its expiration date and (2) $50, in either case payable in advance on the date of issuance and (b) a document handling fee, payable to Administrative Agent for the account of the Issuing Lender, equal to the greater of (1) 1/24% of the face amount of such Commercial Documentary Credit and (2) $30, in either case payable on the date of any drawing;

               (ii) with respect to each Standby Documentary Credit, other than Midland Standby Documentary Credits, a letter of credit fee, payable to Administrative Agent for the account of the Issuing Lender, equal to 3/4% per annum of the face amount of such Standby Documentary Credit, payable in advance on the date of issuance;

               (iii) with respect to each Midland Standby Documentary Credit, a letter of credit fee, payable to Administrative Agent for the account of the Issuing Lender, equal to 1 1/4% per annum of the face amount of such Midland Standby Documentary Credit, payable on the expiration or termination date of such Midland Standby Documentary Credit; and

               (iv) with respect to the amendment or transfer of each Documentary Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), customary "fronting fees" and documentary and processing charges payable directly to the Issuing Lender for its own account in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such amendment, transfer or payment, as the case may be.

Promptly upon receipt by Administrative Agent of any amount described in clause
(i) or (ii) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3       DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER DOCUMENTARY CREDITS.

          A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Documentary Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Documentary Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Documentary Credit.

          B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER COMMERCIAL DOCUMENTARY CREDITS. In the event the Issuing Lender has determined to honor a drawing under a Commercial Documentary Credit, the Issuing Lender shall immediately notify Company and Company shall reimburse the Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "COMMERCIAL REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding,

(i) unless Company shall have notified the Issuing Lender prior to 10:00 A.M. (San Francisco time) on the date following the date such drawing is honored that Company intends to reimburse Issuing Lender for the amount of such honored drawing with funds constituting the proceeds of Loans Against Imports that are LIBOR Loans or with funds other than the proceeds of Loans Against Imports, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Loans Against Imports that are Base Rate Loans on the Commercial Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Administrative Agent shall, on the Commercial Reimbursement Date, make Loans Against Imports that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse the Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Loans Against Imports are not received by Issuing Lender on the Commercial Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse the Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans Against Imports, if any, which are so received.

          C. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER DOCUMENTARY CREDITS OR MIDLAND STANDBY DOCUMENTARY CREDITS. In the event the Issuing Lender has determined to honor a drawing under a Documentary Credit, the Issuing Lender shall immediately notify Company, and Company shall reimburse the Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "STANDBY REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing.

          D. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER DOCUMENTARY CREDITS.

               (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse the Issuing Lender as provided in subsections 3.3B or 3.3C, as applicable, in an amount equal to the amount of any drawing honored by the Issuing Lender under a Documentary Credit, the Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to the Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Lender specified in such notice, not later than 12:00 Noon (San Francisco time) on the first business day (under the laws of the jurisdiction or jurisdictions in which such office of the Issuing Lender and the reimbursing Lender is located) after the date notified by the Issuing Lender. In the event that any Lender fails to make available to the Issuing Lender on such business day the amount of such Lender's participation in such Documentary Credit as provided in this subsection 3.3D, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by the Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3D shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 3.3D in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Documentary Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender.

               Anything contained in this Agreement to the contrary notwithstanding, with respect to Documentary Credit issued by Wells Fargo unless Wells Fargo shall have notified Administrative Agent prior to 10:00 A.M. (San Francisco time) on the date any drawing is honored that Company has reimbursed Wells Fargo for such honored drawing, Administrative Agent shall immediately pay to Wells Fargo the amount of such unpaid drawing, and Company and the other Lenders shall be obligated, to the extent that Company and the other Lenders have not reimbursed Wells Fargo therefor prior to notice to Company or such other Lender, as the case may be, by Administrative Agent and Wells Fargo that Administrative Agent has made such payment to Wells Fargo, to reimburse Administrative Agent instead of Wells Fargo in respect of such Documentary Credit in accordance with the procedures set forth in this subsection 3.3D for reimbursement of the Issuing Lender.

               (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event the Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3D(i) for all or any portion of any drawing honored by the Issuing Lender under a Documentary Credit, the Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3D(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by the Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

          E. INTEREST ON AMOUNTS PAID UNDER DOCUMENTARY CREDITS.

               (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to the Issuing Lender, with respect to drawings honored under any Documentary Credits issued by it, interest on the amount paid by the Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of proceeds of Loans Against Imports pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Commercial Reimbursement Date or Standby Reimbursement Date, as the case may be, the rate then in effect under this Agreement with respect to Loans Against Imports that are Base Rate Loans and (b) thereafter, a rate which is 3% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans Against Imports that are Base Rate Loans. Interest payable pursuant to this subsection 3.3E(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Documentary Credit is reimbursed in full.

               Anything contained in this Agreement to the contrary notwithstanding, with respect to any Documentary Credit issued by Wells Fargo in the event that Administrative Agent shall have reimbursed Wells Fargo for any unpaid drawing in accordance with subsection 3.3D, Company shall to Administrative Agent instead of Wells Fargo any interest due and payable pursuant to this subsection 3.3E in respect of such Documentary Credit.

               (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by the Issuing Lender of any payment of interest pursuant to subsection 3.3E(i) with respect to a drawing honored under a Documentary Credit, (a) the Issuing Lender shall distribute to each other Lender, out of the interest received by the Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Lender is reimbursed for the amount of such drawing, the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Documentary Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Documentary Credit, and (b) in the event the Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3D(i) for all or any portion of such honored drawing, the Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3D(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by the Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which the Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

         The obligation of Company to reimburse the Issuing Lender for drawings honored under the Documentary Credits issued by it and the obligations of Lenders under subsection 3.3D(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

               (i) any lack of validity or enforceability of any Documentary Credit;

               (ii) the existence of any claim, set-off, defense or other right which Company, any of its Subsidiaries or any Lender may have at any time against a beneficiary or any transferee of any Documentary Credit (or any Persons for whom any such transferee may be acting), the Issuing Lender or any other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Documentary Credit was procured);

               (iii) any draft or other document presented under any Documentary Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the Issuing Lender under any Documentary Credit against presentation of a draft or other document which does not substantially comply with the terms of such Documentary Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the Issuing Lender under the applicable Documentary Credit shall not have constituted gross negligence or willful misconduct of the Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction or by arbitration in accordance with subsection 10.21).

3.5       INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

          A. INDEMNIFICATION. Company hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Documentary Credit by the Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of the Issuing Lender as determined by a final judgment of a court of competent jurisdiction or by arbitration in accordance with subsection
10.21 or (b) subject to the following clause (ii), the wrongful dishonor by the Issuing Lender of a proper demand for payment made under any Documentary Credit issued by it or (ii) the failure of the Issuing Lender to honor a drawing under any such Documentary Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

          B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and the Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Documentary Credits issued by the Issuing Lender by, the respective beneficiaries of such Documentary Credits. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Documentary Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Documentary Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Documentary Credit to comply fully with any conditions required in order to draw upon such Documentary Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Documentary Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Documentary Credit of the proceeds of any drawing under such Documentary Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by the Issuing Lender under or in connection with the Documentary Credits issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against the Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a final judgment of a court of competent jurisdiction or by arbitration in accordance with subsection 10.21.

SECTION 4. CONDITIONS TO LOANS AGAINST IMPORTS AND DOCUMENTARY CREDITS

         The obligations of Lenders to make Loans Against Imports and the issuance of Documentary Credits hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO EFFECTIVENESS OF AGREEMENT.

         The effectiveness of this Agreement is subject to satisfaction of the following conditions:

         A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

               (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the Closing Date;

               (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

               (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of the authorized representatives of Company executing the Loan Documents;

               (v) Executed originals of the Loan Documents; and

               (vi) Such other documents as Administrative Agent may reasonably request.

          B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1998, no Material Adverse Effect (in the reasonable opinion of Administrative Agent) shall have occurred.

          C. SECURITY INTERESTS IN COLLATERAL. Administrative Agent shall have received evidence satisfactory to it that Company shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (i) and (ii) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral. Such actions shall include the following:

               (i) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of Company, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

               (ii) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by Company with respect to all Collateral of Company, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

          D. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as an additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

          E. OPINIONS OF COMPANY'S COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Choate, Hall & Stewart, counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

          F. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

          G. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

          H. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

4.2       CONDITIONS TO ALL LOANS AGAINST IMPORTS.

          The obligations of Lenders to make any Loans Against Imports hereunder are subject to the following conditions precedent:

          A. Administrative Agent shall have received an originally executed Notice of Borrowing in accordance with subsection 2.1B signed by the chief executive officer, the chief financial officer, the Director of Treasury, the Controller or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent or telephonic notice in lieu thereof,.

          B. As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (v) The making of the Loans Against Imports requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(vii) prior to the making of the last preceding Loans Against Imports (or, in the case of the initial Loans Against Imports, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect.

4.3       CONDITIONS TO DOCUMENTARY CREDITS.

          The issuance of any Documentary Credit hereunder is subject to the following conditions precedent:

          A. On or before the date of issuance of such Documentary Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Documentary Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Documentary Credit.

          B. On or before the date of issuance of such Documentary Credit, Administrative Agent shall have received an originally executed Letter of Credit Application Agreement, substantially in the form of EXHIBIT IV annexed hereto.

          C. On or before the date of issuance of any Commercial Documentary Credit, Administrative Agent shall have received copies of executed purchase orders, in form and substance satisfactory to Administrative Agent, for the presold goods being purchased; PROVIDED, HOWEVER, that Commercial Documentary Credits may be issued without purchase orders and for unsold goods so long as the aggregate Commercial Documentary Credit Usage in respect of such Commercial Documentary Credits does not exceed $3,000,000 at any time.

          D. On the date of issuance of such Documentary Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Documentary Credit were the making of a Loan Against Imports and the date of issuance of such Documentary Credit were a Funding Date.

SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans Against Imports, to induce the Issuing Lender to issue Documentary Credits and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Documentary Credit, that the following statements are true, correct and complete:

5.1       ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

          A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

          B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

          C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.

          D. SUBSIDIARIES All of the Subsidiaries of Company as of the Closing Date are identified in SCHEDULE 5.1 annexed hereto. The Capital Stock of each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 5.1 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2       AUTHORIZATION OF BORROWING, ETC.

          A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Company.

          B. NO CONFLICT. The execution, delivery and performance by Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Major Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Major Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Major Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Major Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Major Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Major Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

          C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than those that have been duly obtained.

          D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3       FINANCIAL CONDITION.

          Company has heretofore delivered to Lenders, at Lenders' request, the audited consolidated and consolidating balance sheets of Company and its Subsidiaries as at December 31, 1998 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans Against Imports) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Major Subsidiaries, taken as a whole.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since December 31, 1998, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.3.

5.5      TITLE TO PROPERTIES; LIENS.

         A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.6. All such properties and assets are free and clear of Liens prohibited by this Agreement.

         B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5 annexed hereto contains a true, accurate and complete list of (i) all fee interests in material real property and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting any material real property of Company, regardless of whether Company is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder.

5.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in SCHEDULE 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that are pending or, to the actual knowledge of a Responsible Officer of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company has no actual knowledge of any proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIAL CONTRACTS.

         A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. SCHEDULE 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
SCHEDULE 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9      GOVERNMENTAL REGULATION.

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which limits its ability to incur Indebtedness or which otherwise renders all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.6 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.


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

5.11      EMPLOYEE BENEFIT PLANS.

          A. Each of Company and its Subsidiaries is in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan of Company and its Subsidiaries, and have performed all their material obligations under each such Employee Benefit Plan. Each Employee Benefit Plan of Company and its Subsidiaries which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

          B. No ERISA Event with respect to Company or its Subsidiaries has occurred or is reasonably expected to occur and no ERISA Event with respect to any ERISA Affiliate of Company and its Subsidiaries has occurred or is reasonably expected to occur which would be reasonably expected to result in a Material Adverse Effect.

          C. As of the most recent valuation date for any Pension Plan maintained or contributed to by Company and its Subsidiaries, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $3,000,000. As of the most recent valuation date for any Pension Plan maintained or contributed to by Company and its Subsidiaries or any ERISA Affiliate, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), if required to be fully paid, would not reasonably be expected to have Material Adverse Effect.

          D. The Company is not party to any Multiemployer Plan.

5.12      EMPLOYEE MATTERS.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.13      SOLVENCY.

          Company is and, upon the incurrence of any Obligations by Company on any date on which this representation is made will be, Solvent.

5.14      MATTERS RELATING TO COLLATERAL.

          A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Company, together with the actions taken on or prior to the date hereof pursuant to subsection 4.1E are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to


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

Administrative Agent for filing (but not yet filed) and the periodic filing of any UCC financing statements filed by or on behalf of Administrative Agent.

          B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by Company of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.14A.

          C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.14A and such as shall be assigned to Administrative Agent as of the Closing Date, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

5.15      DISCLOSURE.

          No representation or warranty of Company contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 6.  COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans Against Imports and other Obligations and the cancellation or expiration of all Standby Documentary Credits, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6, in each case to the extent applicable thereto.

6.1       FINANCIAL STATEMENTS AND OTHER REPORTS.

          Company will maintain, and cause each of its Major Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit

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

preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (ii) YEAR-END FINANCIALS: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (b) in the case of such consolidated financial statements, a report thereon of PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iii) OFFICERS' AND COMPLIANCE CERTIFICATES: (a) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and are generally familiar with the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have actual knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, a Compliance Certificate, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (iv) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants;

          (v) SEC FILINGS: promptly upon their becoming available, copies of all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority;

          (vi) EVENTS OF DEFAULT, ETC.: promptly upon any Responsible Officer of Company obtaining actual knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, and 4 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (vii) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any Responsible Officer of Company obtaining actual knowledge of (x) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $1,000,000 (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or
     (y) any material development in any Proceeding that, in any case:



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

               (1) has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within 20 days after the end of each Fiscal Quarter, a schedule of all Proceedings, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (viii) FINANCIAL PLANS: promptly upon the same becoming available, a consolidated and consolidating plan and financial forecast for such Fiscal Year or such other financial plan prepared by Company for its internal use;

          (ix) INSURANCE: promptly upon the same becoming available, a copy of the report prepared by Company for its internal use outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year, together with certificates of insurance from all insurance carriers indicating that Administrative Agent has been named as an additional insured and/or loss payee thereunder;

          (x) UNINSURED LOSS: with reasonable promptness, written notice of any uninsured property or casualty loss in excess of $500,000;

          (xi) BOARD OF DIRECTORS; EXECUTIVE OFFICERS: with reasonable promptness, written notice of any change in the Board of Directors or executive officers of Company;

          (xii) MATERIAL CONTRACTS: with reasonable promptness, such information and data with respect to the Material Contracts of Company and its Subsidiaries (other than Unrestricted Subsidiaries) as reasonably requested by Administrative Agent no more frequently than twice a year;

          (xiii) AGING ACCOUNTS REPORT: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a detailed aged balance of Accounts of Company and a detailed balance of accounts payable as of the end of such month, each certified by the President, Chief Financial Officer or Controller of Company as being complete and correct;

          (xiv) INVENTORY REPORT: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a complete listing (including location) and valuation of all Inventory of Company as of the end of such month certified by the President, Chief Financial Officer or Controller of Company as being complete and correct;

               (xv) PURCHASE ORDER SUMMARY: within 30 days after the end of each month, a detailed summary of purchase orders of Company as of the end of such month certified by the President, Chief Financial Officer or Controller of Company as being complete and correct; and

               (xvi) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2       CORPORATE EXISTENCE, ETC.

          Except as permitted under subsection 7.6, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to Company's business.

6.3       PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of Company's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charges or claims need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4       MAINTENANCE OF PROPERTIES; INSURANCE.

          A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Major Subsidiaries (other than the Unrestricted Subsidiaries) to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Major Subsidiaries (other than the Unrestricted Subsidiaries) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance, casualty insurance and marine insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Major Subsidiaries (other than the Unrestricted Subsidiaries) as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry and shall be acceptable to Administrative Agent. All casualty and marine insurance shall be provided by an insurance company having a Best's rating of at least "A-". All other insurance shall be provided by insurance companies acceptable to Administrative Agent in its reasonable discretion. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear, (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and (c) provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

6.5       INSPECTION RIGHTS; LENDER MEETING; AUDITS OF COLLATERAL.

          A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries (other than the Unrestricted Subsidiaries) to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

          B. LENDER MEETING. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

          C. AUDITS OF COLLATERAL. Company shall permit any authorized representatives designated by Administrative Agent to conduct one audit of all Collateral, including all Inventory and Accounts of Company, within 90 days after the Closing Date, upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested; provided that no such audit shall take more than five Business Days.

6.6       COMPLIANCE WITH LAWS, ETC.

          Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7      YEAR 2000 COMPLIANCE.

         Company shall perform all acts reasonably necessary to ensure that Company and its Subsidiaries become Year 2000 Compliant in a timely manner. Company shall use commercially reasonable efforts to determine whether all customers, suppliers and vendors that are material to Company's business will become Year 2000 Compliant in a timely manner. As used in this paragraph, "YEAR 2000 COMPLIANT" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will not suffer a loss of the capability to perform date sensitive functions as a result of the so-called "Year 2000 Problem" that causes a Material Adverse Effect. Company shall, immediately upon request, provide to Administrative Agent such certifications or other evidence of Company's compliance with the terms of this subsection 6.7 as Administrative Agent may from time to time reasonably require.

SECTION 7.  COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Documentary Credits, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7, in each case to the extent applicable thereto.

7.1      INDEBTEDNESS.

         Company shall not, and shall not permit any of its Major Subsidiaries (other than the Unrestricted Subsidiaries) to, directly or indirectly, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (other than as obligor under any Contingent Obligations), except:

               (i) Company may become and remain liable with respect to the Obligations;

               (ii) Company may become and remain liable with respect to Indebtedness to HSBC in respect of ADCIP Commercial Documentary Credits issued under ADCIP;

               (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases;

               (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its wholly-owned Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) all such intercompany Indebtedness owed to Company by its wholly-owned Subsidiaries and by Company to its wholly-owned Subsidiaries shall not exceed $30,000,000 in the aggregate at any time; and


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

               (v) Company and its Subsidiaries, as applicable, may become and remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto.

7.2       LIENS AND RELATED MATTERS.

          A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Major Subsidiaries (other than the Unrestricted Subsidiaries) to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Major Subsidiaries (other than Unrestricted Subsidiaries), whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

               (i) Permitted Encumbrances;

               (ii) Liens granted pursuant to the Collateral Documents;

               (iii) existing Liens described in Schedule 7.2, if any; and

               (iv) Liens that replace, extend or renew any Lien permitted by clause (iii).

          B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Major Subsidiaries (other than the Unrestricted Subsidiaries) shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

          C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness, neither Company nor any of its Major Subsidiaries (other than the Unrestricted Subsidiaries) shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

          D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Major Subsidiaries (other than the Unrestricted Subsidiaries) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Major Subsidiary to (i) pay dividends or make any other distributions on any of such Major Subsidiary's Capital Stock owned by Company or any other Major Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Major Subsidiary to Company or any other Major


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

Subsidiary of Company, (iii) make loans or advances to Company or any other Major Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Major Subsidiary of Company.

7.3      RESTRICTION ON EXTRAORDINARY EVENTS.

         Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, perform any Extraordinary Event, except:

               (i) Company may make and own Investments in Cash Equivalents;

               (ii) Company may make intercompany loans to the extent permitted under subsection 7.1(iv);

               (iii) Company may perform any Extraordinary Event in which the consideration paid by Company is in a form other than Cash or Cash Equivalents;

               (iv) Company may perform any Extraordinary Event for which the aggregate amount of Cash or Cash Equivalents used by Company in connection with such Extraordinary Event is less than $10,000,000;

               (v) Company may perform any Extraordinary Event for which the aggregate amount of Cash or Cash Equivalents used by Company in connection with such Extraordinary Event is greater than $10,000,000 if, after giving effect to such Extraordinary Event, the sum of the aggregate amount of Cash and Cash Equivalents of Company, on an unconsolidated basis, is greater than $30,000,000;

               (vi) Company may perform any Extraordinary Event with the prior written approval of Administrative Agent, such approval not to be unreasonably withheld or delayed; or

               (vii) any Unrestricted Subsidiary may perform any Extraordinary Event.

7.4      CONTINGENT OBLIGATIONS.

         Company shall not, and shall not permit any of its Subsidiaries (other than the Unrestricted Subsidiaries) to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Company may become and remain liable with respect to Contingent Obligations in respect of Documentary Credits;

               (ii) Company may become and remain liable with respect to Contingent Obligations in respect of ADCIP Commercial Documentary Credits;

               (iii) Company may remain liable with respect to the Tonkin Guarantee;

               (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers,



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

          customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000; and

               (v) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

7.5       FINANCIAL COVENANTS.

          A. MAXIMUM LEVERAGE RATIO.

          Company shall not permit the ratio of (i) the sum of (a) Consolidated Total Debt PLUS (b) the total amount of indebtedness of Tonkin guaranteed by Company pursuant to the Tonkin Guarantee to (ii) Consolidated Tangible Net Worth, as of the last day of any Fiscal Quarter to exceed 1.50:1.00.

B.        MINIMUM NET INCOME.

          Company shall not permit Consolidated Net Income as of the last day of any Fiscal Year for the Fiscal Year then ended to be less than $1.00.

C.        MINIMUM WORKING CAPITAL.

          Company shall not permit Working Capital to be less than $55,000,000 at any time.

7.6       RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

          Without the consent of Requisite Lenders, Company shall not, and shall not permit any of its Major Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Major Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, except:

               (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

               (ii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;



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               (iii) Company and its Subsidiaries may sell or otherwise dispose of Inventory in the ordinary course of business; and

               (iv) Company and its Subsidiaries may sell any part of its business, property or assets in an aggregate amount not to exceed at any time $10,000,000.

          Nothing in this subsection 7.6 shall preclude the issuance or sale by Company or its Subsidiaries of any Securities.

7.7       SALE OR DISCOUNT OF RECEIVABLES.

          Company shall not, directly or indirectly, (i) sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or Accounts constituting part of the Collateral or (ii) waive, amend or vary the terms of any such Account, including postponing payment thereof.

7.8       TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate, except for the transactions reflected in Schedule 7.8 annexed hereto; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.9       DISPOSAL OF SUBSIDIARY STOCK.

          Company shall not:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

               (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law;

PROVIDED that this subsection 7.9 shall not prevent the granting or honoring of any options to purchase Capital Stock of any Subsidiary of Company or any action described in clause (i) or (ii) above taken by Company with the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed).


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7.10     CONDUCT OF BUSINESS.

         From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses, including, without limitation, an advertising business, and (ii) such other lines of business as may be consented to by Requisite Lenders, except that Company and its Subsidiaries may engage in any other business as long as the net income for the twelve-month period then ended derived from such other business does not constitute more than 20% of the Consolidated Net Income for the most recently ended Fiscal Year of the Company and its Subsidiaries.

7.11     FISCAL YEAR.

         Company shall not change its Fiscal Year-end from December 31 without the consent of the Requisite Lenders (which consent shall not be unreasonably withheld or delayed).

SECTION 8.  EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Company to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any fee due under this Agreement or any amount payable to the Issuing Lender in reimbursement of any drawing under a Documentary Credit within 3 days after the date due; or failure by Company to pay any other amount due under this Agreement within ten days after the demand for such amount is made by Administrative Agent on Company; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), in each case with respect to Indebtedness or Contingent Obligations in excess of $1,000,000, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or


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8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Company to perform or comply with any term or condition contained in subsection 6.2 or Section 7; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within twenty days after the earlier of (i) a Responsible Officer of Company obtaining actual knowledge of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC..

         (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or


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

(ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $3,000,000 shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for, and Company and its insurance carrier are unable to agree that such judgment, writ or attachment is covered by insurance within, a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); PROVIDED that the foregoing shall not constitute an Event of Default if and to the extent that the same shall have been caused by the failure of Administrative Agent to give any consent pursuant to Section 7.3(vi); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days unless the same shall not constitute a Material Adverse Effect; or

8.10     EMPLOYEE BENEFIT PLANS

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse Effect; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposed of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $3,000,000; or

8.11     MATERIAL ADVERSE EFFECT.

         Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12     FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each


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case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (ii) Company shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13     CHANGE IN CONTROL.

         Any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 35% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than
(i) Securities held by any Person subject to any restriction preventing the voting of such Securities for more than a minority (or which by their terms have the power to elect less than a majority) of directors on Company's Board of Directors and (ii) Securities having such power only by reason of the happening of a contingency PROVIDED, that the same shall not constitute an Event of Default if Requisite Lenders shall have consented thereto:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans Against Imports, (b) an amount equal to the maximum amount that may at any time be drawn under all Documentary Credits then outstanding (whether or not any beneficiary under any such Documentary Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Documentary Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan Against Imports, the obligation of the Issuing Lender to issue any Documentary Credit and the right of any Lender to issue any Standby Documentary Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Issuing Lender shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan Against Imports, the obligation of the Issuing Lender to issue any Documentary Credit and the right of any Lender to issue any Documentary Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

         Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Company Security Agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans Against Imports pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this


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Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans Against Imports, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9. ADMINISTRATIVE AGENT

9.1       APPOINTMENT.

          A. APPOINTMENT OF ADMINISTRATIVE AGENT. The Trade Bank is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

          B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

          In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and


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vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Company be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to


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the use of the proceeds of the Loans or the use of the Standby Documentary
Credits or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans, the Standby Documentary Credit Usage or the component amounts thereof.

          C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

          D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans Against Imports and the Documentary Credits, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.



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9.3      REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans Against Imports and the issuance of Documentary Credits hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans Against Imports or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to


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any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6      COLLATERAL DOCUMENTS.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Collateral Document as secured party, and each Lender agrees to be bound by the terms of each Collateral Document; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (x) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 10.  MISCELLANEOUS

10.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AGAINST IMPORTS AND DOCUMENTARY CREDITS.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans Against Imports made by it or its Documentary Credits or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii); and provided, further that no such


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

sale, assignment, transfer or participation of any Documentary Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitments and the Loans Against Imports of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans Against Imports, the Documentary Credits or participations therein, or the other Obligations owed to such Lender.

          B. ASSIGNMENTS

               (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan Against Imports, Documentary Credit or participation therein, or other Obligation may (a) be assigned in any fixed amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount (which amount shall be fixed and not varying) of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loans Against Imports, Documentary Credits and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Administrative Agent (which consent of Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans Against Imports, Documentary Credits or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $2,000. Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, Wells Fargo shall continue to have all rights and obligations of the Issuing Lender with respect to all Documentary Credits. The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of EXHIBIT V annexed hereto with appropriate insertions, to reflect the new Commitments of the assignee and/or the assigning Lender.


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               (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT. Upon its receipt of an
          Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

          C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan Against Imports allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan Against Imports allocated to such participation, in each case to the extent of such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

          D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans Against Imports, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

          F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans Against Imports; and
(iii) that it will make its Loans Against Imports for its own account in the ordinary course of its business and without a view to distribution of such Loans Against Imports within the meaning of the Securities Act or the Exchange Act or other federal securities


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laws (it being understood that, subject to the provisions of this subsection
10.1, the disposition of such Loans Against Imports or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in
Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) the lesser of (a) $5,000 and (b) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any audits or reports provided for under subsection 6.5C with respect to Inventory and Accounts of Company and its Subsidiaries; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of or collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings. Such costs and expenses shall include lockbox, wire transfer and other bank fees, and out-of-pocket expenses incurred in connection with collateral examinations.



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10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims, costs, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans Against Imports hereunder or the use or intended use of the proceeds thereof or the issuance of Documentary Credits hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral).

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Documentary Credits and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Documentary Credits and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans Against Imports or any amounts in respect of the Documentary Credits or any other amounts due hereunder shall have become due and payable



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pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans Against Imports made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaims or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Documentary Credits, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaims with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans Against Imports; increases the maximum amount of Commercial Documentary Credits or Standby Documentary Credits; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans Against Imports ; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans Against Imports (other than any waiver of any increase in the interest rate applicable to any of the Loans Against Imports pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the


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due date of any amount payable in respect of, or extends the required expiration date of, any Documentary Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Documentary Credits; releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral other than in accordance with the Loan Documents or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and
(iii) no amendment, modification, termination or waiver of any provision of
Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent.
Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or overnight mail or courier service and shall be deemed to have been given when delivered in person or by overnight mail or courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.


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10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Documentary Credits hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C,
9.4 and 10.5 shall survive the payment of the Loans Against Imports, the cancellation or expiration of the Documentary Credits and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in


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any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         All judicial proceedings brought against Company arising out of or relating to this Agreement or any other Loan Document, or any obligations thereunder, may be brought in any state or federal court of competent jurisdiction in the State of California, County and City of San Francisco. By executing and delivering this Agreement, Company, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (ii) waives any defense of forum non conveniens; (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in accordance with subsection 10.8; (iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over Company in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; (v) agrees that Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against Company in the courts of any other jurisdiction; and (vi) agrees that the provisions of this subsection 10.17 relating to jurisdiction and venue shall be binding and enforceable to the fullest extent permissible under California Code of Civil Procedure Section 410.40 or otherwise.


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


10.18    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIMS OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant that agrees for the benefit of Company to hold such information in accordance with this subsection 10.19 in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.



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


10.20    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21    ARBITRATION.

         A. ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in subsection 10.21E) in accordance with the terms of this Agreement. A "DISPUTE" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         B. GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         C. NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the


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

pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

          D. ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations.

          E. JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the substantive law of the State of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of California.

          F. MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents, the Notes or any relationship between the parties.



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                                       80

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY:

                                      CYRK, INC.


                                      By:      ________________________________

                                      Title:   ________________________________


                                      Notice Address:


                                               ________________________________

                                               ________________________________

                                               ________________________________

                                               ________________________________


                  LENDERS:

                                      WELLS FARGO HSBC TRADE BANK, N.A.
                                      individually and as Administrative Agent

                                      By:      ________________________________

                                      Title:   ________________________________


                                      Notice Address:

                                               ________________________________

                                               ________________________________

                                               ________________________________

                                               ________________________________

                  ISSUING LENDER:

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION

                                      By:      ________________________________
                                      Title:   ________________________________


                                      Notice Address:


                                               ________________________________

                                               ________________________________

                                               ________________________________

                                               ________________________________

                                  SCHEDULE 2.1

                    LENDERS' COMMITMENTS AND PRO RATA SHARES



                                                                    Pro Rata
  Lender                          Commitment                          Share
  ------                          ----------                          -----

                                  $                                        %



                                  -----------                       -------
TOTAL                             $                                     100%